Exhibit 16.1

December 7, 2022

Securities and Exchange Commission

100F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Royale Energy, Inc. included in Item 4.01 of its FORM 8-K dated December 5, 2022. We agree with the statements concerning our Firm contained therein.

Respectfully,

/S/ WEAVER AND TIDWELL, L.L.P.